                                                                EXHIBIT 77Q1(E)

ITEM 77Q1(E) - NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS:

A restated Schedule A, effective April 30, 2013, to the Investment Management Services Agreement dated May 1, 2010, by and between Columbia Management Investment Advisers, LLC and Columbia Funds Series Trust I, on behalf the Funds, is incorporated by reference to Post-Effective Amendment No. 173 to the Registration Statement of Columbia Funds Series Trust I on Form N-1A filed on April 30, 2013, ACCESSION NO. 0001193125-13-187136.